UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

                       Date of Report:  November 9, 1998

                          VALLEY FINANCIAL CORPORATION

        VIRGINIA                 33-77568                54-1702380
 (State of Incorporation)      (Commission            (I.R.S. Employer)
                               File Number)         Identification Number)


                             36 Church Avenue, S.W.
                            Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)

Item 5. Other Events.

  Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on October 23, 1998 its financial results for the period ended September 30, 1998. The financial results are detailed in the Company's Press Release dated October 23, 1998 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

  The Company's common stock is traded over the counter under the symbol VYFC.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VALLEY FINANCIAL CORPORATION



Date: November 9, 1998         /s/ A. Wayne
                              ----------------------------------------
                              A. Wayne Lewis, Executive Vice President

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FOR RELEASE 5:00 p.m. October 23, 1998

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


           VALLEY FINANCIAL CORPORATION HAS RECORD OPERATING EARNINGS

ROANOKE, VIRGINIA. October 23, 1998 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results. For the nine months ended September 30, 1998, Valley Financial reported operating earnings of $675,000 or $.70 per share compared with $294,000 or $.30 per share for the nine months of 1997, a 130% increase. Net income after provision for income taxes of $195,000 was $480,000 or $.50 per share for the first nine months of 1998, a 63% increase over the net income of $294,000 or $.30 per share reported for the same period in 1997 when the Company was not in a tax-paying position. The Company's return on average total assets was 0.73% for 1998's first nine months, and its return on average shareholders' equity was 7.62%. These profitability ratios represent significant increases from the 0.65% and 5.30%, respectively, reported for the nine months ended September 30, 1997.

For the three months ended September 30, 1998, Valley Financial reported operating earnings of $307,000 or $.32 per share compared with $165,000 or $.17 per share for the third quarter of 1997, an 86% increase. Net income after provision for income taxes of $87,000 was $220,000 or $.23 per share for the third quarter of 1998, a 33% increase over the net income of $165,000 or $.17 per share reported in the third quarter of 1997 when the Company was not in a taxable position. The Company's return on average total assets was 0.87% for 1998's third quarter, and its return on average shareholders' equity was 10.19%.

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


At September 30, the Company's total assets were $99,840,000, total deposits were $81,949,000, total loans stood at $66,468,000 and total shareholders' equity was $9,008,000. Compared with September 30, 1997 the Company experienced increases of $29,151,000 or 41% in total assets, $19,905,000 or 32% in total deposits and $21,723,000 or 49% in total loans over the twelve-month period. With capital at September 30, 1998 representing over 9% of total assets, the Company easily exceeds the regulatory minimum to be considered "well capitalized."

Ellis L. Gutshall, President and Chief Executive Officer, stated that "The significant growth in earnings - - 130% pre-tax for the nine months - - is fueled by strong balance sheet growth coupled with expense control. Total assets over the past twelve months were up 41% but noninterest expenses were held to a 23% increase."

A. Wayne Lewis, Executive Vice President and Chief Operating Officer, said of the Banks rapid asset growth "We are proud to be right at the $100 million asset level in less than 32 years after Valley Bank opened its doors. Reaching this milestone validates our organizers' vision that there was a need in the Valley for a new locally owned and managed bank offering superior customer service."

Gutshall also noted that "By design, the rapid growth has been accomplished without sacrificing asset quality. There have been no loans charged off in 1998, and at September 30 no loans were past due 90 days or more. One of the biggest dangers for startup banks traditionally has been bad loans, and we have put forth significant efforts to avoid that pitfall."

Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from three full-service offices at 36 Church Avenue, SW and 2203 Crystal Spring Avenue, SW in Roanoke City, and 4467 Starkey Road, SW in Roanoke County. Additionally, it recently opened a loan production office at 302 East Main Street in the City of Salem and has commenced construction on a full service branch at 8 East Main Street in Salem.

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The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

- END -

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
                          VALLEY FINANCIAL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                      September 30   December 31  September 30
                                           1998          1997         1997
                                      ------------   -----------  ------------
                                          (in thousands, except share data)
Assets
Cash and due from banks                   $  3,240      $  3,324      $  2,168
Money market investments                        21         1,473           751
Securities available-for-sale               28,038        21,144        21,357

Loans                                       66,468        46,647        44,745
  Less allowance for loan losses and
    unearned fees                             (694)         (497)         (484)
                                           -------       -------       -------
     Total net loans                        65,774        46,150        44,261

Premises and equipment                       1,635         1,315         1,351
Organizational costs                            90           134           150
Other assets                                 1,042         1,137           651
                                           -------       -------       -------
     Total assets                          $99,840       $74,677       $70,689
                                           =======       =======       =======

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits       $ 9,304       $ 7,956       $ 6,093
Interest bearing demand, savings & money
  market deposits                           25,997        19,048        15,416
Time deposits greater than $100,000          7,899         6,481         6,607
Other deposits                              38,749        32,103        33,928
                                           -------       -------       -------
     Total deposits                         81,949        65,588        62,044

Short term borrowings                        2,891             0           121
Federal Home Loan Bank advances              5,000             0             0
Other liabilities                              994           810           846
                                           -------       -------       -------
     Total liabilities                      90,834        66,398        63,011
                                           -------       -------       -------

Preferred stock, no par value.  Authorized
  10,000,000 shares; none issued and
  outstanding
Common stock, no par value.  Authorized
  10,000,000 shares; issued and
  outstanding 964,165 at September 30, 1998
  and 964,040 at December 31, 1997           9,091         9,089         9,089
Accumulated deficit                           (386)         (866)       (1,454)
Accumulated other comprehensive income         301            56            43
                                           -------       -------       -------
     Total shareholders' equity              9,006         8,279         7,678
                                           -------       -------       -------
     Total liabilities and shareholders'
       equity                              $99,840       $74,677       $70,689
                                           =======       =======       =======

Balance Sheet Ratios:
Nonperforming loans/total loans               0.00%         0.00%         0.00%
Loans past due > 90 days/total loans          0.00%         0.00%         0.00%
Allowance for loan losses/loans, net          0.98%         0.99%         1.01%
Book value per share                         $9.34         $8.59         $7.96

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

                          VALLEY FINANCIAL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                             Three Months         Nine Months
                                                          Ended
                                                       September 30
                                           -----------------------------------
                                           1998      1997        1998      1997
                                           ----      ----        ----      ----
                                          (in thousands, except per share data)

Interest Income                          $1,856    $1,282      4,898     3,447
Interest Expense                            987       682      2,559     1,811
                                         ------    ------     ------    ------
     Net interest income                    869       600      2,339     1,636

Provision for loan losses                    66        37        194       119
                                         ------    ------     ------    ------
Net interest income after provisions
  for loan losses                           803       563      2,145     1,517

Noninterest Income                           64        45        186       128
Noninterest Expense                         560       443      1,656     1,351
                                         ------    ------     ------    ------

Net income before taxes                  $  307    $  165     $  675    $  294
                                         ------    ------     ------    ------

Provision for income taxes               $   87    $    0     $  195    $    0
                                         ------    ------     ------    ------

Net income                               $  220    $  165     $  480    $  294
                                         ======    ======     ======    ======

Net income per share                     $ 0.23    $ 0.17     $ 0.50    $ 0.30
                                         ======    ======     ======    ======

Performance Ratios:

Return on average total assets             0.85%     0.98%      0.73%     0.65%
Return on average total shareholders'
  equity                                  11.54%     8.71%      7.62%     5.30%
Yield on average earning assets (TEY)      7.80%     7.92%      7.92%     7.95%
Cost of funds                              4.29%     4.60%      4.35%     4.58%
Net interest margin                        3.73%     3.70%      3.84%     3.77%
Overhead efficiency ratio                 57.94%    68.68%     63.92%    76.59%

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